Exhibit 99.01

FOR IMMEDIATE RELEASE

Investor Contact:	Press Contact:
Frank Yoshino Vice President, Finance (714) 885-3697	Katherine Henry Manager, Public Relations (714) 885-3828
EMULEX ANNOUNCES FIRST QUARTER FISCAL 2009 RESULTS

     COSTA MESA, Calif., October 23, 2008 — Emulex Corporation (NYSE:ELX), today announced results for its first fiscal quarter ended September 28, 2008.
First Quarter Financial Highlights
•	Total net revenues of $111.7 million

•	Host Server Product net revenues of $81.2 million — 73% of total net revenues

•	Embedded Storage Product net revenues of $30.4 million — 27% of total net revenues

•	GAAP gross margin of 63% and non-GAAP gross margin of 67%

•	GAAP operating income of $9.2 million, or 8% of total net revenues, and non-GAAP operating income of $25.3 million, or 23% of total net revenues

•	GAAP diluted earnings per share of $0.09 and non-GAAP diluted EPS of $0.22

•	Cash, cash equivalents and investments of $294.4 million

•	Inventory turnover of 8.6 times

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Emulex Announces First Quarter Results
October 23, 2008

Business Highlights
•	EMC qualified Emulex’s FCoE CNAs, which are now available through EMC Select

•	NetApp certified Emulex’s FCoE CNAs for use with its new native FCoE and Fibre Channel SAN storage solutions

•	Sun is now selling Emulex’s 8Gb/s HBAs across the Sun Fire Enterprise Server Families and Sun StorageTek Storage Solutions

•	NetApp is shipping Emulex’s 8Gb/s HBAs with its NetApp Storage Systems

•	Pillar Data Systems has deployed Emulex’s InSpeed® SOC 422 Embedded Storage Switches across its complete line of Axiom storage systems

•	3PAR selected Emulex’s Embedded BR-2401 FC-to-SATA storage bridge for use within 3PAR InServ storage servers

•	Emulex joined the VMware Alliance Affiliate Initiative as the only connectivity partner in the program
Financial Results
     First quarter total net revenues were $111.7 million, a decrease of 5% from the comparable quarter of last year and a 1% sequential decrease. First quarter GAAP net income was $7.1 million, or $0.09 per diluted share, compared to GAAP net income of $10.2 million, or $0.12 per diluted share, reported in the year ago period and a loss of $50.4 million, or $0.61 per share, in the immediately preceding quarter. Non-GAAP net income for the first quarter, which excludes amortization of intangibles, stock-based compensation, and severance and associated costs, was $17.9 million, or $0.22 per diluted share. Non-GAAP net income per diluted share decreased 19% from $0.27 per diluted share reported a year ago, and was flat sequentially compared to the fourth quarter. Reconciliations between GAAP and non-GAAP results are included in the accompanying financial data.

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Emulex Announces First Quarter Results
October 23, 2008

     Jim McCluney, president and CEO commented, “Despite the continuing economic and market volatility, we are pleased to deliver results at the high end of our guidance of $108-$111 million in revenues for the first quarter, and exceeding our non-GAAP earnings guidance of $0.18-$0.20 per diluted share. Our balance sheet remains strong with $294 million in cash and investments after completing our share repurchase plan originally adopted in 2006, and making the tax payments associated with our globalization initiatives during the quarter.”
     “Over the past six months we have been streamlining our organization and better aligning our investments for both near and long term growth opportunities. In fiscal 2009, we believe the expansion of our globalization initiatives, combined with focused R&D investment and expense management, will position Emulex for success through these uncertain times,” concluded McCluney.
Business Outlook
     Although actual results may vary depending on a variety of factors, many of which are outside the Company’s control, including the economic uncertainty resulting from recent disruptions in global credit and equity markets, Emulex is providing guidance for its second fiscal quarter ending December 28, 2008. Emulex is budgeting for second quarter fiscal 2009 total net revenues in the range of $111-$116 million. The Company expects non-GAAP gross margin will be approximately 67% and non-GAAP earnings per diluted share could amount to $0.20-$0.23 in the second quarter. On a GAAP basis, Emulex expects gross margin of approximately 63% and diluted second quarter earnings per share of $0.09-$0.12 per diluted share. GAAP estimates reflect approximately $0.11 per diluted share in expected charges arising primarily from amortization of intangibles and stock-based compensation for the second quarter.
About Emulex
     Emulex Corporation creates enterprise-class products that intelligently connect storage, servers and networks. The world’s leading server and storage providers rely on Emulex’s award-winning HBAs, intelligent storage platforms and embedded storage

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Emulex Announces First Quarter Results
October 23, 2008

products, including switches, bridges, routers and I/O controllers, to build reliable, scalable and high-performance storage and server solutions. Emulex is listed on the New York Stock Exchange (NYSE:ELX) and has corporate headquarters in Costa Mesa, California. News releases and other information about Emulex Corporation are available at http://www.emulex.com.

Note Regarding Non-GAAP Financial Information. To supplement the condensed consolidated financial statements presented in accordance with U.S. generally accepted accounting principles (GAAP), the Company has included the following non-GAAP financial measures in this press release or in the webcast to discuss the Company’s financial results for the first fiscal quarter which may be accessed via the Company’s website at www.emulex.com: (i) non-GAAP gross margin, (ii) non-GAAP operating expenses, (iii) non-GAAP operating income, (iv) non-GAAP net income, and (v) non-GAAP diluted earnings per share. Each of these non-GAAP financial measures is adjusted from results based on GAAP to exclude certain expenses and gains. As a general matter, the Company uses such non-GAAP financial measures in addition to and in conjunction with corresponding GAAP measures to help analyze the performance of its core business, in connection with the preparation of annual budgets, and in measuring performance for some forms of compensation. In addition, the Company believes that non-GAAP financial information is used by analysts and others in the investment community to analyze the Company’s historical results and in providing estimates of future performance and that failure to report these non-GAAP measures, could result in confusion among analysts and others and a misplaced perception that the Company’s results have underperformed or exceeded expectations.
These non-GAAP financial measures reflect an additional way of viewing aspects of the Company’s operations that, when viewed with the GAAP results and the reconciliations to corresponding GAAP financial measures, provide a more complete understanding of the Company’s results of operations and the factors and trends affecting the Company’s business. However, these non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.
The non-GAAP disclosures and the non-GAAP adjustments, including the basis for excluding such adjustments and the impact on the Company’s operations, are outlined below:
     Non-GAAP gross margin. Non-GAAP gross margin excludes the effects of (i) amortization of intangibles, (ii) stock-based compensation, (iii) severance and associated costs, and (iv) impairment of intangible assets. At the time of an acquisition, the intangible assets are recorded at fair value and subsequently amortized over their estimated useful lives. The Company believes that the amortization of intangibles does

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Emulex Announces First Quarter Results
October 23, 2008

not constitute part of its core business because they generally represent costs incurred by the acquired company to build value prior to acquisition and as such they are effectively part of transaction costs rather than ongoing costs of operating the Company’s core business. In this regard, the Company notes that (1) once the intangibles are fully amortized, they will not be replaced with cash costs and therefore, the exclusion of these costs provides management and investors with better visibility into the actual costs required to generate revenues over time, and (2) although the Company sets the amortization expense based on useful life of the various assets at the time of the transaction, the Company cannot influence the timing and amount of the future amortization expense recognition once the lives are established. As a result, the Company believes that exclusion of these costs in presenting non-GAAP gross margin and other non-GAAP financial measures provides management and investors a more effective means of evaluating its historical performance and projected costs and the potential for realizing cost efficiencies within its core business. Similarly, the Company believes that presentation of gross margin and other non-GAAP measures that exclude the impact to gross margin of stock-based compensation assists management and investors in evaluating the period over period performance of the Company’s ongoing core business operations because the expenses are non-cash in nature and, although the size of the grants is within the Company’s control, the amount of expense varies depending on factors such as short-term fluctuations in stock price and volatility which can be unrelated to the operational performance of the Company during the period in question and generally is outside the control of management during the period in which the expense is recognized. Moreover, the Company believes that the exclusion of stock-based compensation in presenting non-GAAP gross margin and other non-GAAP financial measures is useful to investors to understand the impact of the expensing of stock-based compensation to the Company’s gross margin and other financial measures in comparison to both prior periods as well as to its competitors. The Company has incurred severance and certain related costs in connection with the change in employment status of certain employees including terminations resulting from elimination of certain positions. The Company believes that such costs are infrequent and non-recurring in nature and, as such, do not accurately reflect the costs of operation of the Company’s core business. As a result, the Company believes that the exclusion of such severance and related costs from the calculation of non-GAAP gross margin gives management and investors a more effective means of evaluating its historical performance and projected costs. Furthermore, with respect to the exclusion of charges relating to the impairment of intangible assets, the Company believes that presentation of a measure of non-GAAP gross margin that excludes such charges is useful to management and investors in evaluating the performance of the Company’s ongoing operations on a period-to-period basis and relative to the Company’s competitors. In this regard, the Company notes that the impairment of intangible assets is infrequent in nature and is unrelated to the Company’s core business.
     The Company believes disclosure of non-GAAP gross margin has economic substance because the excluded expenses do not represent continuing cash expenditures or, as described above, the Company has limited control over the timing and amount of the expenditures being discussed. A material limitation associated with the use of this

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Emulex Announces First Quarter Results
October 23, 2008

measure as compared to the GAAP measure of gross margin is that it may not be comparable with the calculation of gross margin for other companies in the Company’s industry. The Company compensates for these limitations by providing full disclosure of the effects of this non-GAAP measure, by presenting the corresponding GAAP financial measure in this release and in the Company’s financial statements and by providing a reconciliation to the corresponding GAAP measure to enable investors to perform their own analysis.
     Non-GAAP operating income. Non-GAAP operating income excludes the effects of (i) amortization of intangibles, (ii) stock-based compensation, (iii) severance and associated costs, and (iv) impairment of intangible assets. The Company believes that presentation of a measure of operating income that excludes amortization of intangibles, stock-based compensation, severance and associated costs, and impairment of intangible assets is useful to management and investors for the same reasons as described above with respect to non-GAAP gross margin.
     The Company believes disclosure of non-GAAP operating income has economic substance because the excluded expenses are either infrequent in nature or do not represent current cash expenditures. A material limitation associated with the use of this measure as compared to the GAAP measure of operating income is that it may not be comparable with the calculation of operating income for other companies in the Company’s industry. The Company compensates for these limitations by providing full disclosure of the effects of this non-GAAP measure, by presenting the corresponding GAAP financial measure in this release and in the Company’s financial statements and by providing a reconciliation to the corresponding GAAP measure to enable investors to perform their own analysis.
     Non-GAAP operating expenses. Non-GAAP operating expenses exclude the effects of (i) amortization of other intangibles, (ii) stock-based compensation, and (iii) severance and associated costs. The Company believes that presentation of a measure of operating expenses that excludes the amortization of intangibles, stock-based compensation, and severance and associated costs is useful to investors and the Company for the same reasons as described above with respect to non-GAAP operating income and non-GAAP gross margin.
     The Company believes disclosure of non-GAAP operating expenses has economic substance because the excluded expenses are either infrequent in nature or do not represent current cash expenditures. A material limitation associated with the use of this measure as compared to the GAAP measure of operating expenses is that it may not be comparable with the calculation of operating expenses for other companies in the Company’s industry. The Company compensates for these limitations by providing full disclosure of the effects of this non-GAAP measure, by presenting the corresponding GAAP financial measure in this release and in the Company’s financial statements and by providing a reconciliation to the corresponding GAAP measure to enable investors to perform their own analysis.

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Emulex Announces First Quarter Results
October 23, 2008

     Non-GAAP net income and non-GAAP diluted earnings per share. Non-GAAP net income and non-GAAP diluted earnings per share exclude the effects of (i) amortization of intangibles, (ii) stock-based compensation, (iii) impairment of intangible assets, and (iv) severance and associated costs. In addition, non-GAAP net income and non-GAAP diluted earnings per share reflect an adjustment of income tax expense associated with exclusion of the foregoing expense (income) items. The adjustment of income taxes is required in order to provide management and investors a more accurate assessment of the taxes that would have been payable on net income, as adjusted by exclusion of the effects of the above listed items. The Company believes that presentation of measures of net income and diluted earnings per share that exclude these items is useful to management and investors for the reasons described above with respect to non-GAAP gross margin and non-GAAP operating income.
     The Company believes disclosure of non-GAAP net income and non-GAAP diluted earnings per share has economic substance because the excluded expenses are infrequent in nature, are unlikely to be recurring and are variable in nature, or do not represent current cash expenditures. A material limitation associated with the use of this measure as compared to the GAAP measures of net income and diluted earnings per share is that they may not be comparable with the calculation of net income and diluted earnings per share for other companies in the Company’s industry. The Company compensates for these limitations by providing full disclosure of the effects of this non-GAAP measure, by presenting the corresponding GAAP financial measure in this release and in the Company’s financial statements and by providing a reconciliation to the corresponding GAAP measure to enable investors to perform their own analysis.
“Safe Harbor’’ Statement under the Private Securities Litigation Reform Act of 1995: With the exception of historical information, the statements set forth above, including, without limitation, those contained in the discussion of “Business Outlook” above, and the reconciliation of forward-looking diluted earnings per share below, contain forward-looking statements that involve risk and uncertainties. We expressly disclaim any obligation or undertaking to release publicly any updates or changes to these forward-looking statements that may be made to reflect any future events or circumstances. The Company wishes to caution readers that a number of important factors could cause actual results to differ materially from those in the forward-looking statements. The fact that the economy generally, and the technology and storage segments specifically, have been in a state of uncertainty makes it difficult to determine if past experience is a good guide to the future and makes it impossible to determine if markets will grow or shrink in the short term. In the past, the Company’s results have been significantly impacted by a widespread slowdown in technology investment that pressured the storage networking market that is the mainstay of the Company’s business. Recent disruptions in world credit and equity markets and the resulting economic uncertainty for our customers may result in a downturn in information technology spending that could adversely affect the Company’s revenues and results of operations. As a result of this uncertainty, the Company is unable to predict with any accuracy what future results might be. Other factors affecting these forward-looking statements include, but are not limited to, the following: slower than expected growth

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Emulex Announces First Quarter Results
October 23, 2008

of the storage networking market or the failure of the Company’s Original Equipment Manufacturer (OEM) customers to successfully incorporate the Company’s products into their systems; the Company’s dependence on a limited number of customers and the effects of the loss of, or decrease or delays in orders by any such customers, or the failure of such customers to make payments; the emergence of new or stronger competitors as a result of consolidation movements in the market; the timing and market acceptance of the Company’s or the Company’s OEM customers’ new or enhanced products; the variability in the level of the Company’s backlog and the variable and seasonal procurement patterns of the Company’s customers; the effects of terrorist activities, natural disasters and resulting political or economic instability; the highly competitive nature of the markets for the Company’s products as well as pricing pressures that may result from such competitive conditions; the effect of rapid migration of customers towards newer, lower cost product platforms; possible transitions from board or box level to application specific computer chip solutions for selected applications; a shift in unit product mix from higher-end to lower-end mezzanine card products; a decrease in the average unit selling prices or an increase in the manufactured cost of the Company’s products; delays in product development; the Company’s reliance on third-party suppliers and subcontractors for components and assembly; any inadequacy of the Company’s intellectual property protection or the potential for third-party claims of infringement; the Company’s ability to attract and retain key technical personnel; the Company’s ability to benefit from research and development activities; the Company’s dependence on international sales and internationally produced products; the effect of acquisitions; impairment charges; changes in tax rates or legislation; changes in accounting standards; and the potential effects of global warming and any resulting regulatory changes on our business. These and other factors which could cause actual results to differ materially from those in the forward-looking statements are discussed in the Company’s filings with the Securities and Exchange Commission, including its recent filings on Forms 8-K, 10-K and 10-Q, under the caption “Risk Factors.”

This news release refers to various products and companies by their trade names. In most, if not all, cases these designations are claimed as trademarks or registered trademarks by their respective companies.

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Emulex Announces First Quarter Results
October 23, 2008

EMULEX CORPORATION AND SUBSIDIARIES
Condensed Consolidated Statements of Income
(unaudited, in thousands, except per share data)

	Three Months Ended
	September 28,	September 30,
	2008	2007

Net revenues	$111,696	$117,070
Cost of sales	41,744	49,143

Gross profit	69,952	67,927

Operating expenses:
Engineering and development	34,783	31,287
Selling and marketing	14,516	12,904
General and administrative	9,416	8,569
Amortization of other intangible assets	2,087	2,638

Total operating expenses	60,802	55,398

Operating income	9,150	12,529

Nonoperating income:
Interest income	1,849	3,309
Interest expense	(2)	(4)
Other income, net	324	61

Total nonoperating income	2,171	3,366

Income before income taxes	11,321	15,895

Income tax provision	4,263	5,724

Net income	$7,058	$10,171

Net income per share:
Basic	$0.09	$0.12

Diluted	$0.09	$0.12

Number of shares used in per share computations:
Basic	81,264	82,767

Diluted	82,922	84,828

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Emulex Announces First Quarter Results
October 23, 2008

EMULEX CORPORATION AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(unaudited, in thousands)

	September 28,	June 29,
	2008	2008

Assets

Current assets:
Cash and cash equivalents	$168,114	$217,017
Investments	126,140	133,182
Accounts and other receivables, net	56,925	61,634
Inventories	19,393	19,336
Prepaid expenses	7,691	5,105
Deferred income taxes	21,104	20,773

Total current assets	399,367	457,047

Property and equipment, net	75,747	73,580
Investments	152	150
Intangible assets, net	148,311	155,142
Deferred income taxes	7,537	5,481
Other assets	8,063	7,656

	$639,177	$699,056

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$21,738	$23,714
Accrued liabilities	29,858	26,363
Income taxes payable	2,452	37,528

Total current liabilities	54,048	87,605

Other liabilities	4,224	3,633
Accrued taxes	32,690	31,979

Total liabilities	90,962	123,217

Total stockholders’ equity	548,215	575,839

	$639,177	$699,056

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Emulex Announces First Quarter Results
October 23, 2008

EMULEX CORPORATION AND SUBSIDIARIES
Supplemental Information
Historical Net Revenues by Channel and Territory:

	Q1 FY 2009	% Total	Q1 FY 2008	% Total
($000s)	Revenues	Revenues	Revenues	Revenues	% Change

Revenues from OEM customers	$87,511	78%	$82,565	71%	6%
Revenues from distribution	24,118	22%	34,362	29%	(30%)
Other	67	nm	143	nm	nm

Total net revenues	$111,696	100%	$117,070	100%	(5%)

United States	$39,799	36%	$49,471	42%	(20%)
Pacific Rim countries	32,474	29%	31,344	27%	4%
Europe and rest of world	39,423	35%	36,255	31%	9%

Total net revenues	$111,696	100%	$117,070	100%	(5%)

nm — not meaningful
Summary of Stock-based Compensation:

	Three Months Ended
	September 28,	September 30,
($000s)	2008	2007

Cost of sales	$345	$337
Engineering and development	3,146	3,054
Selling and marketing	1,015	1,379
General and administrative	2,264	2,181

Total stock-based compensation	$6,770	$6,951

Reconciliation of GAAP gross margin to non-GAAP gross margin:

	Three Months Ended
	September 28,	September 30,
	2008	2007

GAAP gross margin	62.6%	58.0%

Items excluded from GAAP gross margin to calculate non-GAAP gross margin:
Stock-based compensation	0.3%	0.3%
Amortization of intangibles	4.3%	5.5%
Severance and associated costs	0.2%	—
Impairment of intangible assets	—	2.7%

Non-GAAP gross margin	67.4%	66.5%

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Emulex Announces First Quarter Results
October 23, 2008

Reconciliation of GAAP operating expenses to non-GAAP operating expenses:

	Three Months Ended
	September 28,	September 30,
($000s)	2008	2007

GAAP operating expenses, as presented above	$60,802	$55,398

Items excluded from GAAP operating expenses to calculate non-GAAP operating expenses:
Stock-based compensation	(6,425)	(6,614)
Amortization of other intangibles	(2,087)	(2,638)
Severance and associated costs	(2,394)	—

Impact on operating expenses	(10,906)	(9,252)

Non-GAAP operating expenses	$49,896	$46,146

Reconciliation of GAAP operating income to non-GAAP operating income:

	Three Months Ended
	September 28,	September 30,
($000s)	2008	2007

GAAP operating income as presented above	$9,150	$12,529

Items excluded from GAAP operating income to calculate non-GAAP operating income:
Stock-based compensation	6,770	6,951
Amortization of intangibles	6,818	9,077
Severance and associated costs	2,599	—
Impairment of intangible assets	—	3,097

Impact on operating income	16,187	19,125

Non-GAAP operating income	$25,337	$31,654

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Emulex Announces First Quarter Results
October 23, 2008

Reconciliation of GAAP net income to non-GAAP net income:

	Three Months Ended
	September 28,	September 30,
($000s)	2008	2007

GAAP net income as presented above	$7,058	$10,171

Items excluded from GAAP net income to calculate non-GAAP net income:
Stock-based compensation	6,770	6,951
Amortization of intangibles	6,818	9,077
Severance and associated costs	2,599	—
Impairment of intangible assets	—	3,097
Income tax effect of above items	(5,356)	(6,506)

Impact on net income	10,831	12,619

Non-GAAP net income	$17,889	$22,790

Reconciliation of GAAP diluted earnings per share to non-GAAP diluted earnings per share:

	Three Months Ended
	September 28,	September 30,
(shares in 000s)	2008	2007

GAAP diluted earnings per share as presented above	$0.09	$0.12

Items excluded from diluted GAAP earnings per share to calculate diluted non-GAAP earnings per share, net of tax effect:
Stock-based compensation	0.06	0.06
Amortization of intangibles	0.05	0.07
Severance and associated costs	0.02	—
Impairment of intangible assets	—	0.02

Impact on diluted earnings per share	0.13	0.15

Non-GAAP diluted earnings per share	$0.22	$0.27

Diluted shares used in non-GAAP per share computations	82,922	84,828

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Emulex Announces First Quarter Results
October 23, 2008

Forward-Looking Diluted Earnings per Share Reconciliation:

Guidance for
Three Months Ending
December 28, 2008

Non-GAAP diluted earnings per share guidance	$0.20 — $0.23

Items excluded, net of tax, from non-GAAP diluted earnings per share to calculate GAAP diluted earnings per share guidance:
Amortization of intangibles	0.05
Stock-based compensation	0.06

GAAP diluted earnings per share guidance	$0.09 — $0.12

Forward-Looking Gross Margin Reconciliation:

Guidance for
Three Months Ending
December 28, 2008

Non-GAAP gross margin guidance	67%

Items excluded from non-GAAP gross margin to calculate GAAP gross margin guidance:
Amortization of intangibles	4%
Stock-based compensation	0%

GAAP gross margin guidance	63%